THIRD AGREEMENT OF AMENDMENT TO AGREEMENT
                                       TO
                                 EXCHANGE STOCK

     THE CATAPULT GROUP, INC., a Georgia corporation ("Catapult") with its principal place of business in Norcross, GA, the shareholders of Catapult, all of whom are signatories hereto (collectively, the "Catapult Shareholders"), and ENVIROMETRICS, INC., a Delaware corporation ("EVRM") with its principal place of business in Charleston, SC. hereby agree to amend the Plan and Agreement to Exchange Stock (the "Agreement") executed by them as of February 16, 2000 in accordance with Section 12.8 thereof in the following respects:

     1. 1st Amendment. Section 2.3 thereof, as amended, is hereby amended to read as follows, effective as of the date hereof:

     Section 2.3 The Closing. The "Closing" shall mean the consummation of the exchange of EVRM Shares and the Catapult Shares, as set forth in Sections 2.1 and 2.2 above, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later July 31, 2000 or within Five (5) days following the date upon which all of the conditions precedent contained in Articles 8 and 9 of this Agreement have occurred, at 10:00 a.m., local time, at 3475 Lenox Rd. NE, Suite 995, Atlanta, GA 30326, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the"Closing Date."

         All of the other provisions of the Agreement shall remain the same.








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     [Signature  page for Third  Agreement of Amendment to Agreement to Exchange
Stock]

     IN WITNESS WHEREOF the parties have executed this Amendment as of the 30th day of June, 2000.

Attest:                           The Catapult Group, Inc.

_________________________         By: ________________________________
Title:                            Bryan M. Johns, Chief Executive Officer
[SEAL]


Attest:                           Envirometrics, Inc.

_________________________         By: ________________________________
Title:                            Walter H. Elliott III, Chief Executive Officer
[SEAL]




                                    The Catapult Shareholders:


                                    ___________________________________
________________________________    Bryan M. Johns
Witness
                                    ___________________________________
________________________________    Robert Y. Duke
Witness
                                    ___________________________________
________________________________    Arnold Johns
Witness
                                    ___________________________________
________________________________    Jake Cantrell
Witness
                                    ___________________________________
________________________________    Ronald Potts
Witness
                                    Anguilla Equity Partners, Inc.
Attest:
                           By: ___________________________, Authorized Signatory
_________________________  Name:
Title:
[SEAL]                     Cambridge Capital Group, Inc..

Attest:
                           By: ___________________________, Authorized Signatory
                                                       Name:
_________________________
Title:                     Cambridge Investments, Ltd.
[SEAL]
                           By: ___________________________, Authorized Signatory
Attest:                    Name:

_________________________  Osprey Investments, Ltd..
Title:
[SEAL]                     By: ___________________________, Authorized Signatory
                           Name:
Attest:
                           Stonehedge Investments, LLC.
_________________________
Title:                     By: ___________________________, Authorized Signatory
[SEAL]                     Name:

Attest:                    Sonoma Investments, LLC.

_________________________  By: ___________________________, Authorized Signatory
Title:                     Name:
[SEAL]

Attest:

_________________________
Title:
[SEAL]

Attest: